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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                     State or Other Jurisdiction
Name of Company                                           of Incorporation

Medsep Corporation                                            Delaware
Pall Acquisition LLC                                          Delaware
Pall Aeropower Corporation                                    Delaware
Pall Biomedical, Inc.                                         Delaware
Pall International Corporation                                Delaware
Pall Puerto Rico, Inc.                                        Delaware
Pall - PASS US, Inc.                                          Delaware
Russell Associates Inc.                                       Maryland
Gelman Sciences, Inc.                                         Michigan

Pall Austria Filter Ges.m.b.H.                                Austria
Pall (Canada) Limited                                         Canada
Pall Europe Limited (a)                                       England
Pall France S.A.                                              France
Pall Deutschland Beteiligungs GmbH                            Germany
Pall Deutschland Holding GmbH & Co. KG Partnership (d)        Germany
Pall Italia S.R.L.                                            Italy
Gelman Ireland Ltd.                                           Ireland
Pall Netherlands B.V. (a)                                     The Netherlands
PLLN C.V. Partnership (b)                                     The Netherlands
Pall Norge AS                                                 Norway
Pall Espana S.A.                                              Spain
Pall Filtron AB                                               Sweden
Pall (Schweiz) A.G.                                           Switzerland
Argentaurum A.G.                                              Switzerland

Pall Filter (Beijing) Co., Ltd.                               China
Pall Asia International Ltd.                                  Hong Kong
Nihon Pall Ltd.                                               Japan
Pall Filtration Pte. Ltd.                                     Singapore
Pall Korea Limited                                            South Korea
Pall Pharmalab Filtration Pvt. Ltd. (c)                       India



(a) Contributed to PLLN C.V. a Netherlands Partnership
(b) General Partner: Pall-PASS US, Inc. (12.6%); Limited Partner: Pall Corporation (87.4%)
(c) 49% owned by an unrelated party - Pharmalab Group
(d) General Partner: Pall Deutschland Beteiligungs GmbH; Limited Partner: Pall Corporation

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 2003, 2002 and 2001, or, in the case of corporations organized since July 28, 2001, from the date of incorporation. The list does not include inactive subsidiaries.